UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

On March 24, 2010, the Compensation Committee of the Board of Directors of Cherokee Inc. (the "Company") approved a bonus award and salary increase for the Company's Chairman and Chief Executive Officer, Robert Margolis, as follows:

Mr. Margolis was awarded a cash bonus of $2,536,152.96 for the fiscal year ended January 30, 2010 ("Fiscal 2010"), which was calculated in accordance with the Second Revised and Restated Management Agreement, dated November 29, 1999, between the Company and The Wilstar Group, as amended by the First Amendment to the Second Revised and Restated Management Agreement, dated August 28, 2007, between the Company and The Wilstar Group (collectively, the "Management Agreement"). Mr. Margolis' base salary for the fiscal year ending January 29, 2011 is $804,300, which was determined in accordance with the Management Agreement, and which is above the $790,367 base salary received in Fiscal 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

March 26, 2010 By: /s/ Russell J. Riopelle

Russell J. Riopelle

Chief Financial Officer